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                                                                   Exhibit 10.13


                       NONSTATUTORY STOCK OPTION AGREEMENT


                                    UNDER THE

             NET2000 COMMUNICATIONS, INC. 1999 STOCK INCENTIVE PLAN

         This Grant Agreement (the "Agreement") is entered into this 15th day of November, 1999, by and between NET2000 COMMUNICATIONS, INC., a Delaware corporation (the "Company"), and Clyde A. Heintzelman (the "Employee"), effective as of November 15, 1999 (the "Grant Date").

         In consideration of the premises, mutual covenants and agreements herein, the Company and the Employee agree as follows:

         1. Grant of Option. The Company hereby grants to the Employee, pursuant to the NET2000 COMMUNICATIONS, INC. 1999 Stock Incentive Plan (the "Plan"), a nonstatutory stock option to purchase from the Company, at a price of $4.00 per share (the "Exercise Price"), up to 275,000 shares of Common Stock of the Company, $.01 par value per share ("Stock"), subject to the provisions of this Agreement and the Plan (the "Option"). The Option shall expire at 5:00 p.m. Eastern Time on the last business day preceding the tenth anniversary of the Grant Date (the "Expiration Date"), unless fully exercised or terminated earlier.

         2. Terminology. Unless stated otherwise in this Agreement, capitalized terms in this Agreement shall have the meaning set forth in the Plan. Except where the context otherwise requires, the term "Company" shall include NET2000 COMMUNICATIONS, INC. and its Affiliates.

         3.       Exercise of Option.

                  (a) Right to Exercise. Except as otherwise provided in this Agreement, this Option may be exercised as to its vested portion at any time and from time to time, in whole or in part, on or before the Expiration Date or earlier termination of the Option. In the event of the Employee's death, disability, or other termination of employment or service relationship, the exercisability is governed by Section 4 below.

                  (b) Vesting. The Option vests as follows: 1/3 of the shares shall vest immediately upon the Grant Date, with the remainder of the shares vesting 1/36 per month thereafter; provided, however, that the Employee is in the continuous employ of or in a service relationship with the Company from the Grant Date through the applicable date upon which vesting is scheduled to occur. Unless the Option has earlier terminated, vesting of the Option shall be accelerated so that the unvested portion of the Option shall become 50% vested upon the occurrence of a Change in Control, with the remaining 50% vesting in six (6) equal monthly installments over a period commencing one month after a Change in Control and ending on the date that is six (6) months after the Change in Control. For the purposes of this Agreement, the term "Change in Control" shall have the same meaning as set forth in the employment agreement entered into by the Employee and the Company on November 15, 1999 ("Employment Agreement").


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                  (c) Exercise Procedure. Subject to the conditions set forth in this Agreement, this Option shall be exercised by delivery of written notice of exercise on any business day to the Corporate Secretary of the Company, or any individual designated by the Corporate Secretary, in such form as the Administrator may require from time to time. Such notice shall specify the number of shares in respect of which the Option is being exercised and shall be accompanied by full payment of the Exercise Price for such shares in accordance with Section 3(d) of this Agreement. The exercise shall be effective upon receipt by the Corporate Secretary of the Company, or any individual designated by the Corporate Secretary, of such written notice accompanied by the required payment or properly executed, irrevocable instructions to effectuate a broker-assisted cashless exercise. The Option may be exercised only in multiples of whole shares and may not be exercised at any one time as to fewer than one hundred shares (or such lesser number of shares as to which the Option is then exercisable). No fractional shares shall be issued pursuant to this Option.

                  (d) Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, as determined by the Administrator in its discretion at the time of exercise:

         i. by delivery of cash, certified or cashier's check, money order or other cash equivalent acceptable to the Administrator in its discretion;

         ii. by tender (via actual delivery or attestation) to the Company of other shares of Stock of the Company which have a Fair Market Value on the date of tender equal to the Exercise Price, provided that such shares have been owned by the Employee for a period of at least six months or were purchased on the open market without assistance, direct or indirect, from the Company;

         iii.     by a broker-assisted cashless exercise; or

         iv.      by any other method approved by the Administrator.

                  (e) Issuance of Shares upon Exercise. Upon due exercise of the Option, in whole or in part, in accordance with the terms of this Agreement, the Company shall issue to the Employee, the brokerage firm specified in the Employee's delivery instructions pursuant to a broker-assisted cashless exercise, or such other person exercising the Option, as the case may be, the number of shares of Stock so paid for, in the form of fully paid and nonassessable stock and shall deliver certificates therefor as soon as practicable thereafter. The stock certificates for any shares of Stock issued hereunder shall, unless such shares are registered or an exemption from registration is available under applicable federal and state law, bear a legend restricting transferability of such shares.

         4.       Termination of Employment or Service.

                  (a) Exercise Period Following Cessation of Employment or Service Relationship, In General. If the Employee ceases to be employed by, or in a service relationship with, the Company for any reason other than death, total and permanent disability (as defined in Section 4(b) below) or discharge for "Cause" (as defined in Section 4(d) below), (i) this Option shall terminate immediately upon such cessation to the extent it is unvested, and (ii) this Option shall be exercisable during the 90-day period following such cessation to the extent it is vested, but in no event after the Expiration Date. Unless sooner terminated, this Option shall terminate in its entirety upon the expiration of such 90-day period.

                  (b) Disability of Employee. Notwithstanding the provisions of
Section 4(a) above, if the Employee ceases his employment or other service relationship with the Company as a result of his

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total and permanent disability, (i) this Option shall terminate immediately upon such cessation to the extent it is unvested, and (ii) this Option shall be exercisable during the 12-month period following such cessation to the extent it is vested, but in no event after the Expiration Date. Unless sooner terminated, this Option shall terminate in its entirety upon the expiration of such 12-month period. For purposes of this Agreement, "total and permanent disability" shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months. The Administrator may require such proof of total and permanent disability as the Administrator in its sole discretion deems appropriate and the Administrator's good faith determination as to whether the Employee is totally and permanently disabled shall be final and binding on all parties concerned.

                  (c) Death of Employee. If the Employee dies prior to the Expiration Date or other termination of the Option, (i) this Option shall terminate immediately upon the Employee's death to the extent it is unvested, and (ii) this Option shall be exercisable during the 12-month period following the date of death of the Employee to the extent it is vested, but in no event after the Expiration Date, by the Employee's executor, personal representative, or the person(s) to whom this Option is transferred by will or the laws of descent and distribution. Unless sooner terminated, this Option shall terminate in its entirety upon the expiration of such 12-month period.

                  (d) Cause. Notwithstanding anything to the contrary herein, this Option shall terminate in its entirety, regardless of whether the Option is vested in whole or in part, immediately upon the Employee's discharge of employment or other service relationship for Cause or upon the Employee's commission of any act that would constitute Cause during any period following the cessation of employment or other service relationship during which the Option otherwise would be exercisable. For purposes of this Agreement, "Cause" shall have the same meaning as set forth in the Employment Agreement.

         5. Non-Guarantee of Employment or Service Relationship. Nothing in the Plan or this Agreement shall alter the employment status or service relationship of the Employee, nor be construed as a contract of employment or other service relationship between the Company and the Employee, or as a contractual right of Employee to continue in the employ of, or in a service relationship with, the Company, or as a limitation of any rights of the Company regarding the Employee's employment.

         6. No Rights as a Stockholder. The Employee shall not have any of the rights of a stockholder with respect to the shares of Stock that may be issued upon the exercise of the Option until such shares of Stock have been issued to him upon the due exercise of the Option. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such certificate or certificates are issued.

         7. Nonstatutory Nature of the Option. This Option is not intended to qualify as an incentive stock option within the meaning of Code section 422, and this Agreement shall be so construed. The Employee acknowledges that, upon the exercise of the Option, the Employee will recognize taxable income in an amount equal to the excess of the then Fair Market Value of the Stock over the Exercise Price and must comply with the provisions of Section 8 of this Agreement with respect to any tax withholding obligations that arise as a result of such exercise.

         8. Withholding of Taxes. At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Employee hereby authorizes withholding from payroll

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or any other payment of any kind due the Employee and otherwise agrees to make adequate provision for federal, state, local or other taxes required by law to be withheld, if any, which arise in connection with the Option. The Company may require the Employee to make a cash payment to cover any withholding tax obligation as a condition of exercise of the Option.

                  The Administrator may, in its sole discretion, permit the Employee to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the Option either by electing to have the Company withhold from the shares to be issued upon exercise that number of shares, or by electing to deliver to the Company already-owned shares, in either case having a Fair Market Value equal to the amount necessary to satisfy the statutory minimum withholding amount due.

         9. Nontransferability of Option. This Option is nontransferable otherwise than by will or the laws of descent and distribution and during the lifetime of the Employee, the Option may be exercised only by the Employee or, during the period the Employee is under a legal disability, by the Employee's guardian or legal representative. Subject to the approval of the Compensation Committee, however, the Employee may transfer the Option in limited circumstances to a Family Member. Family Member shall mean the Employee's child, stepchild, grandchild, spouse, son-in-law or daughter-in-law, or a trust in which these persons have more than 50% of the beneficial interest. For purposes of determining Family Member status, adoptive relationships shall be included. Except as provided above, the Option may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

         10. Notices. All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail or overnight commercial courier, addressed to the Employee at the address contained in the records of the Company, or addressed to the Administrator, care of the Company for the attention of its Corporate Secretary at its principal office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

         11. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the stock option granted hereunder. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the stock option granted hereunder shall be void and ineffective for all purposes. All provisions contained herein, however, shall be deemed to be in conformance with those contained in the Employment Agreement and this Agreement shall supercede any corresponding provisions of the Employment Agreement regarding this Option.

         12. Amendment. This Agreement may be amended from time to time by the Administrator in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Option as determined in the discretion of the Administrator, except as provided in the Plan or in a written document signed by each of the parties hereto.

         13. Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern. A copy of the Plan is provided to you with this Agreement.


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         14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, other than the conflict of laws principles thereof.

         15. Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         16. Execution. This Agreement is voidable by the Company if the Employee does not execute and return the Agreement to the Company within 30 days of its execution by the Company.


         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer as of the date first above written.


                                             NET2000 COMMUNICATIONS, INC.



                                             By:  /s/ Clayton A. Thomas, Jr.


                                             Date:   November 15, 1999


The undersigned hereby acknowledges that he has carefully read this Agreement and the Plan and agrees to be bound by all of the provisions set forth in such documents.

                                    EMPLOYEE



                                                     /s/  Clyde Heintzelman

                                                     Date:    November 15, 1999

Enclosure:  Net2000 Communications, Inc. 1999 Stock Incentive Plan



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                   NET2000 COMMUNICATIONS, INC. EXERCISE FORM


Administrator of Net2000 Communications, Inc. 1999 Stock Incentive Plan c/o Office of the Corporate Secretary
[____________________________________________________
_____________________________________________________
_____________________________________________________]

Gentlemen:


         I hereby exercise the Option granted to me on ____________________, _____, by NET2000 COMMUNICATIONS, INC. (the "Company"), subject to all the terms and provisions thereof and of the NET2000 COMMUNICATIONS, INC. 1999 STOCK INCENTIVE PLAN (the "Plan"), and notify you of my desire to purchase ____________ shares of Common Stock of the Company at a price of $4.00 per share pursuant to the exercise of said Option. This will confirm my understanding with respect to the shares to be issued to me by reason of this exercise of the Option (the shares to be issued pursuant hereto shall be collectively referred to hereinafter as the "Shares") as follows:


                  (a) I am acquiring the Shares for my own account for investment with no present intention of dividing my interest with others or of reselling or otherwise disposing of any of the Shares.


                  (b) The Shares are being issued without registration under the Securities Act of 1933, as amended (the "Act"), in reliance upon one or more exemptions contained in the Act, and such reliance is based in part on the above representation.


                  (c) The certificates for the Shares to be issued to me will bear a legend substantially as follows:


                           "The securities represented by this stock certificate have not been registered under the Securities Act of 1933 (the "Act") or applicable state securities laws (the "State Acts"), and shall not be sold, pledged, hypothecated, donated, or otherwise transferred (whether or not for consideration) by the holder except upon the issuance to the Company of a favorable opinion of its counsel and/or submission to the Company of such other evidence as may be satisfactory to counsel for the Company, to the effect that any such transfer shall not be in violation of the Act and the State Acts.


                           The shares of stock represented by this certificate are subject to restrictions on transfer, an option to purchase and a market stand-off agreement set forth in a certain Stock Restriction Agreement between the Company and the registered owner of this certificate (or his predecessor in interest), and no transfer of such shares may be made without compliance with that Agreement. A copy of that Agreement is available for inspection by any shareholder of the Company at the office of the Company upon appropriate request and without charge."


Appropriate stop transfer instructions will be issued by the issuer to its transfer agent.


                  (d) Since the Shares have not been registered under the Act, they must be held indefinitely until an exemption from the registration requirements of the Act is available or they are subsequently registered, in which event the representation in Paragraph (a) hereof shall terminate. As a condition to any transfer of the shares, I understand that the issuer will require an opinion of counsel

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satisfactory to the issuer to the effect that such transfer does not require registration under the Act or any state securities law.


                  (e) The issuer is not obligated to comply with the registration requirements of the Act or with the requirements for an exemption under Regulation A under the Act for my benefit.


                  (f) I am a party to a Stock Restriction Agreement with the Issuer, pursuant to which I have agreed to certain restrictions on the transferability of the Shares and other matters relating thereto.


Total Amount Enclosed:  $__________



Date:________________________      ____________________________________
                                   (Employee)



                                   Received by NET2000 COMMUNICATIONS, INC. on

                                   ________________________________, _____



                                   By:  _________________________________


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